Gates Industrial Reports Fourth-Quarter and Full-Year 2019 Results
Denver, CO, February 4, 2020
Fourth-Quarter 2019 Highlights

▪	Net sales of $725.7 million compared to prior-year period of $792.1 million.

▪	Net income attributable to shareholders of $19.4 million, or $0.07 per diluted share, compared to prior-year period of $75.6 million, or $0.26 per diluted share.

▪	Adjusted Net Income of $56.5 million, or $0.19 per diluted share.

▪	Adjusted EBITDA of $135.1 million and Adjusted EBITDA margin of 18.6%.

▪	Net cash provided by operations of $203.7 million with capital expenditures of $24.6 million, resulting in free cash flow of $179.1 million and a conversion rate of 317% of Adjusted Net Income.
Full-Year 2019 Highlights

▪	Net sales down 7.8% year-over-year to $3,087.1 million, representing a core revenue decline of 5.7%.

▪	Net income attributable to shareholders of $690.1 million, or $2.37 per diluted share, compared to prior-year net income attributable to shareholders of $245.3 million, or $0.84 per diluted share.

▪	Adjusted Net Income of $279.3 million, or $0.96 per diluted share.

▪	Full-year Adjusted EBITDA of $611.0 million and Adjusted EBITDA margin of 19.8%.

▪	Net cash provided by operations of $348.9 million with capital expenditures of $83.1 million, resulting in free cash flow of $265.8 million and a conversion rate of over 95% of Adjusted Net Income.

▪	Initiating guidance for full-year 2020 core revenue growth, Adjusted EBITDA, capital expenditures and free cash flow conversion.
Gates Industrial Corporation plc (NYSE:GTES), a leading global provider of application-specific fluid power and power transmission solutions, today reported results for the fourth quarter and full year ended December 28, 2019.
Ivo Jurek, Gates Industrial’s Chief Executive Officer, commented, “In the fourth quarter our teams stayed focused on execution. We delivered results in line with our expectations while managing through a difficult environment, as most of our global end markets experienced uncertainty and challenging demand conditions. However, we did begin to see signs of improvement in certain key end markets and regions.”
Jurek continued, “The challenges we faced in 2019 and actions we took in response, we believe, have improved the company and better positioned us for future success. Our restructuring activities are progressing according to plan and will not only allow us to manufacture more efficiently, but also improve our flexibility to respond to fluctuations in demand. We continued to fund our new product development and growth initiatives, which we believe positions us well for future growth, particularly as our end markets recover. Despite the difficult environment, we generated a substantial amount of Free Cash Flow this year, at a conversion rate of 95% of Adjusted Net Income. We are optimistic that the areas of improvement we began to see in the fourth quarter of 2019, in combination with the execution of our key growth initiatives, will continue in 2020 and look forward to delivering improved results.”
Fourth-Quarter and Full-Year Financial Results
Fourth-quarter net sales of $725.7 million decreased 8.4% over the prior-year quarter net sales of $792.1 million, including a 7.6% core revenue decline, with growth in China offset by persisting weakness in our industrial end markets in Europe and North America. Net sales included an unfavorable foreign currency impact of 0.8%.

Full-year net sales were $3,087.1 million, a decrease of 7.8% over the prior year net sales of $3,347.6 million. Core revenue declined 5.7%, which was driven by weakness across our end markets combined with inventory destocking in our replacement channels. Despite destocking, net sales into replacement channels outperformed those into first-fit channels. Regionally, emerging markets outperformed developed markets, most notably in replacement channels.
Net income attributable to shareholders in the fourth quarter was $19.4 million, or $0.07 per diluted share, compared to $75.6 million, or $0.26 per diluted share, in the prior-year period. Adjusted Net Income, which primarily excludes amortization of certain intangibles, transaction-related expenses and financing-related foreign currency gains and losses, was $56.5 million, or $0.19 per diluted share, compared to $104.9 million, or $0.36 per diluted share, in the prior-year period. The diluted weighted-average number of shares outstanding in the fourth quarter of 2019 was 291,649,100 compared to 294,701,563 in the fourth quarter of 2018.
Net income attributable to shareholders in 2019 was $690.1 million, or $2.37 per diluted share, compared to $245.3 million, or $0.84 per diluted share in 2018. Adjusted Net Income for 2019 was $279.3 million, or $0.96 per diluted share, compared to $379.2 million, or $1.30 per diluted share in 2018. The diluted weighted average number of shares outstanding in 2019 was 291,627,461 compared to 291,698,273 in 2018.
Fourth-quarter Adjusted EBITDA was $135.1 million, or 18.6% of net sales, compared to $185.8 million, or 23.5% of net sales in the prior-year quarter, representing Adjusted EBITDA margin contraction of 490 basis points. The Company maintained positive price/cost in the quarter, which was offset by lower production volumes and related inefficiencies.
Full-year 2019 Adjusted EBITDA was $611.0 million, or 19.8% of net sales, compared to $755.8 million, or 22.6% of net sales in 2018. Full-year, Adjusted EBITDA margin was similarly impacted by lower production volumes and related inefficiencies.
Power Transmission Segment Results

	For the three months ended
(USD in millions)	December 28, 2019	December 29, 2018	% Change	% Core Change
Net sales	$470.3	$490.7	(4.2%)	(3.4%)
Adjusted EBITDA	$97.4	$114.6	(15.0%)
Adjusted EBITDA margin	20.7%	23.4%	(270 bps)
Depreciation & amortization (1)	$14.0	$15.9	(11.9%)
Amort. of intangibles from acq. of Gates	$19.1	$18.3	+4.4%

	For the year ended
(USD in millions)	December 28, 2019	December 29, 2018	% Change	% Core Change
Net sales	$1,945.7	$2,098.8	(7.3%)	(4.6%)
Adjusted EBITDA	$412.6	$492.2	(16.2%)
Adjusted EBITDA margin	21.2%	23.5%	(230 bps)
Depreciation & amortization (1)	$60.7	$61.3	(1.0%)
Amort. of intangibles from acq. of Gates	$74.5	$75.4	(1.2%)

(1)	Excludes the amortization of intangible assets arising from the 2014 acquisition of Gates.

Power Transmission net sales decreased 4.2% to $470.3 million in the fourth quarter, reflecting a core revenue decline of 3.4% and an additional 0.8% of unfavorable foreign currency effects. The Company observed growth in automotive end markets, led by significant improvement in China and Europe compared to the prior quarter. This growth was offset by declines in industrial end markets, with the larger impact being in developed markets relative to emerging markets.
Power Transmission net sales for the full-year 2019 period decreased 7.3% to $1,945.7 million, reflecting a core revenue decline of 4.6% and unfavorable foreign currency effects of 2.7%. The decline was primarily attributable to a decline in net sales into our automotive end markets, while net sales into industrial end markets were mostly flat compared to the prior-year period.
Fourth-quarter Adjusted EBITDA decreased 15.0% over the prior-year quarter, while Adjusted EBITDA margin contracted by 270 basis points. Full-year 2019 Adjusted EBITDA decreased 16.2% over 2018, while Adjusted EBITDA margin contracted by 230 basis points. Adjusted EBITDA in both periods was primarily impacted by the decline in volumes and related manufacturing inefficiencies.
Fluid Power Segment Results

	For the three months ended
(USD in millions)	December 28, 2019	December 29, 2018	% Change	% Core Change
Net sales	$255.4	$301.4	(15.3%)	(14.5%)
Adjusted EBITDA	$37.7	$71.2	(47.1%)
Adjusted EBITDA margin	14.8%	23.6%	(880 bps)
Depreciation & amortization (1)	$11.4	$9.8	+16.3%
Amort. of intangibles from acq. of Gates	$10.3	$11.2	(8.0%)

	For the year ended
(USD in millions)	December 28, 2019	December 29, 2018	% Change	% Core Change
Net sales	$1,141.4	$1,248.8	(8.6%)	(7.6%)
Adjusted EBITDA	$198.4	$263.6	(24.7%)
Adjusted EBITDA margin	17.4%	21.1%	(370 bps)
Depreciation & amortization (1)	$43.3	$36.9	+17.3%
Amort. of intangibles from acq. of Gates	$43.7	$44.9	(2.7%)

(1)	Excludes the amortization of intangible assets arising from the 2014 acquisition of Gates.
Fluid Power net sales decreased 15.3% to $255.4 million in the fourth quarter, reflecting a core revenue decline of 14.5% and unfavorable foreign currency effects of 0.8%. The core revenue decline was driven by weakening across industrial end markets, particularly in the agriculture, construction and general industrial end markets. Core revenue growth in China and South America was offset by weakness in North America and Europe, resulting in emerging markets outperforming developed markets in the quarter.
Fluid Power net sales for the full-year 2019 period decreased 8.6% to $1,141.4 million, reflecting a core revenue decline of 7.6%, incremental net sales from acquisitions of 0.6% and unfavorable foreign currency effects of 1.6%. The core revenue decline was driven by weakness in industrial end markets, with the decline in North America more than offsetting growth in China and South America.

Fourth-quarter Adjusted EBITDA margin declined 880 basis points over the prior-year quarter, while full-year 2019 Adjusted EBITDA margin contracted by 370 basis points. Adjusted EBITDA in both periods was primarily impacted by lower production volumes and the associated manufacturing inefficiencies.
Liquidity and Capital Resources
During the fourth quarter of 2019, the Company generated $203.7 million of cash from operations, with the lower Adjusted EBITDA performance offset by lower working capital levels. Fourth-quarter capital expenditures declined slightly to $24.6 million from $27.8 million in the prior-year period, the largest portion of which represented maintenance expenditures.
As of December 28, 2019, the Company had total cash of $635.3 million and total outstanding debt of $3.0 billion, representing a net leverage ratio of 3.8 times last twelve months’ (“LTM”) Adjusted EBITDA compared to 3.4 times in the fourth quarter of 2018.
2020 Outlook
The Company is introducing its full-year 2020 outlook, with core revenue expected to range from a decline of -1.0% to growth of 2.0%, and Adjusted EBITDA expected in the range of $610 million to $640 million. The Company expects total capital expenditures of approximately $100 million and Free Cash Flow Conversion to be greater than 80% of Adjusted Net Income.
Conference Call and Webcast
Gates Industrial Corporation plc will host a conference call today at 5:00 pm ET to discuss the Company’s financial results. The conference call can be accessed by dialing (866) 393-4306 (domestic) or +1 (734) 385-2616 (international) and requesting the Gates Industrial Corporation Fourth Quarter 2019 Earnings Conference Call. A webcast of the conference call and accompanying presentation materials can be accessed through Gates Industrial’s website at investors.gates.com. An audio replay of the conference call can be accessed by dialing (855) 859-2056 (domestic) or +1 (404) 537-3406 (international), and providing the passcode 7344847, or by accessing Gates Industrial’s website at investors.gates.com.
About Gates Industrial Corporation plc
Gates is a global manufacturer of innovative, highly engineered power transmission and fluid power solutions. Gates offers a broad portfolio of products to diverse replacement channel customers, and to original equipment (“first-fit”) manufacturers as specified components. Gates participates in many sectors of the industrial and consumer markets. Our products play essential roles in a diverse range of applications across a wide variety of end markets ranging from harsh and hazardous industries such as agriculture, construction, manufacturing and energy, to everyday consumer applications such as printers, power washers, automatic doors and vacuum cleaners and virtually every form of transportation. Our products are sold in more than 120 countries across our four commercial regions: the Americas; Europe, Middle East & Africa; Greater China; and East Asia & India.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. These statements include, but are not limited to, statements related to expectations regarding the performance of the Company’s business, financial results, liquidity and capital resources, growth initiatives, the progression of restructuring activities, and the statements in the “2020 Outlook” section of this press release.  Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the manufacturing industry, macroeconomic factors beyond the Company’s control, continued operation of our manufacturing facilities; our ability to forecast and meet demand; market acceptance of new products, and the significant influence of the Company’s majority shareholders, investment funds affiliated with The Blackstone Group Inc. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found under the section entitled "Risk Factors" of the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2018, filed with the Securities and Exchange Commission ("SEC"), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Gates Industrial Corporation plc
Consolidated Statements of Operations
(Unaudited)

	For the three months ended		For the year ended
(USD in millions, except per share amounts)	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
Net sales	$725.7	$792.1	$3,087.1	$3,347.6
Cost of sales	464.3	482.1	1,944.6	2,017.0
Gross profit	261.4	310.0	1,142.5	1,330.6
Selling, general and administrative expenses	186.9	184.7	777.3	805.8
Transaction-related expenses	1.9	0.5	2.6	6.7
Impairment of intangibles and other assets	—	—	0.7	0.6
Restructuring expenses	2.1	3.2	6.0	6.4
Other operating expenses	2.5	1.8	9.1	14.3
Operating income from continuing operations	68.0	119.8	346.8	496.8
Interest expense	43.3	36.1	157.8	175.9
Other (income) expenses	(2.6)	(0.1)	(9.8)	17.4
Income from continuing operations before taxes	27.3	83.8	198.8	303.5
Income tax expense (benefit)	1.9	1.4	(495.9)	31.8
Net income from continuing operations	25.4	82.4	694.7	271.7
(Income) loss on disposal of discontinued operations, net of tax, respectively, of $0, $0, $0 and $0	—	(0.1)	0.6	0.6
Net income	25.4	82.5	694.1	271.1
Less: non-controlling interests	6.0	6.9	4.0	25.8
Net income attributable to shareholders	$19.4	$75.6	$690.1	$245.3

Earnings per share
Basic
Earnings per share from continuing operations	$0.07	$0.26	$2.38	$0.86
Earnings per share from discontinued operations	—	—	—	—
Earnings per share	$0.07	$0.26	$2.38	$0.86

Diluted
Earnings per share from continuing operations	$0.07	$0.26	$2.37	$0.84
Earnings per share from discontinued operations	—	—	—	—
Earnings per share	$0.07	$0.26	$2.37	$0.84

Gates Industrial Corporation plc
Consolidated Balance Sheets
(Unaudited)

(USD in millions, except share numbers and per share amounts)	As of December 28, 2019	As of December 29, 2018
Assets
Current assets
Cash and cash equivalents	$635.3	$423.4
Trade accounts receivable, net of allowances of $8.6 and $7.4	694.7	742.3
Inventories	475.1	537.6
Taxes receivable	22.1	7.2
Prepaid expenses and other assets	131.4	104.1
Total current assets	1,958.6	1,814.6
Non-current assets
Property, plant and equipment, net	727.9	756.3
Goodwill	2,060.5	2,045.9
Pension surplus	38.1	52.6
Intangible assets, net	1,876.0	1,990.6
Operating lease right-of-use assets	123.0	—
Taxes receivable	23.0	27.9
Deferred income taxes	587.1	5.1
Other non-current assets	17.1	29.6
Total assets	$7,411.3	$6,722.6
Liabilities and equity
Current liabilities
Debt, current portion	$46.1	$51.6
Trade accounts payable	374.7	424.0
Taxes payable	48.5	19.2
Accrued expenses and other current liabilities	188.8	184.2
Total current liabilities	658.1	679.0
Non-current liabilities
Debt, less current portion	2,912.3	2,953.4
Post-retirement benefit obligations	151.2	155.9
Lease liabilities	116.2	—
Taxes payable	108.8	81.9
Deferred income taxes	369.3	439.5
Other non-current liabilities	84.7	79.2
Total liabilities	4,400.6	4,388.9
Shareholders’ equity
—Shares, par value of $0.01 each - authorized shares: 3,000,000,000; outstanding shares: 290,157,299 (December 29, 2018: authorized shares: 3,000,000,000; outstanding shares: 289,847,574)	2.9	2.9
—Additional paid-in capital	2,434.5	2,416.9
—Accumulated other comprehensive loss	(858.4)	(854.3)
—Retained earnings	1,072.0	381.9
Total shareholders’ equity	2,651.0	1,947.4
Non-controlling interests	359.7	386.3
Total equity	3,010.7	2,333.7
Total liabilities and equity	$7,411.3	$6,722.6

Gates Industrial Corporation plc
Consolidated Statements of Cash Flows
(Unaudited)

	For the year ended
(USD in millions)	December 28, 2019	December 29, 2018
Cash flows from operating activities
Net income	$694.1	$271.1
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	222.2	218.5
Non-cash currency transaction gain on debt and hedging instruments	(16.8)	(45.5)
Premium paid on redemption of long-term debt	—	27.0
Other net non-cash financing costs	27.4	65.6
Share-based compensation expense	15.0	6.0
Decrease in post-employment benefit obligations, net	(9.4)	(4.6)
Deferred income taxes	(648.4)	(64.9)
Other operating activities	6.0	4.8
Changes in operating assets and liabilities, net of effects of acquisitions:
—Decrease (increase) in accounts receivable	41.8	(49.6)
—Decrease (increase) in inventories	65.1	(96.1)
—(Decrease) increase in accounts payable	(48.2)	42.1
—Increase in prepaid expenses and other assets	(2.6)	(27.5)
—Increase (decrease) in taxes payable	46.2	(15.3)
—Decrease in other liabilities	(43.5)	(18.1)
Net cash provided by operations	348.9	313.5
Cash flows from investing activities
Purchases of property, plant and equipment	(72.1)	(166.1)
Purchases of intangible assets	(11.0)	(16.6)
Cash paid under corporate-owned life insurance policies	(10.7)	(10.3)
Cash received under corporate-owned life insurance policies	12.0	2.9
Purchase of businesses, net of cash acquired	—	(50.9)
Other investing activities	3.8	(2.6)
Net cash used in investing activities	(78.0)	(243.6)
Cash flows from financing activities
Issuance of shares, net of underwriting costs	1.8	799.7
Other offering costs	—	(8.6)
Proceeds from long-term debt	568.0	—
Payments of long-term debt	(593.1)	(933.5)
Premium paid on redemption of long-term debt	—	(27.0)
Debt issuance costs paid	(8.3)	—
Dividends paid to non-controlling interests	(28.8)	(35.2)
Other financing activities	1.1	5.7
Net cash used in financing activities	(59.3)	(198.9)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	0.4	(12.4)
Net increase (decrease) in cash and cash equivalents and restricted cash	212.0	(141.4)
Cash and cash equivalents and restricted cash at the beginning of the period	424.6	566.0
Cash and cash equivalents and restricted cash at the end of the period	$636.6	$424.6
Supplemental schedule of cash flow information
Interest paid, net of amount capitalized	$150.8	$157.9
Income taxes paid, net	$108.8	$114.0
Accrued capital expenditures	$1.8	$1.0

Non-GAAP Financial Statements
This press release includes certain non-GAAP financial measures, which management believes are useful to investors, securities analysts and other interested parties. Management uses Adjusted EBITDA as its key profitability measure. This is a non-GAAP measure that represents EBITDA before certain items that impact comparison of the performance of our business either period-over-period or with other businesses. We use Adjusted EBITDA as our measure of segment profitability to assess the performance of our businesses, and it is used for total Gates as well because we believe it is important to consider our total profitability on a basis that is consistent with that of our operating segments. Adjusted EBITDA Margin is Adjusted EBITDA for a particular period expressed as a percentage of revenues for that period.
Management uses Adjusted Net Income as an additional measure of profitability. Adjusted Net Income is a non-GAAP measure that represents net income attributable to shareholders before certain items that impact comparison of the performance of our business, either period-over-period or with other businesses.
Core revenue growth is a non-GAAP measure that represents net sales for the period excluding the impacts of movements in foreign currency rates and the first-year impacts of acquisitions and disposals. We present core revenue growth because it allows for a meaningful comparison of year-over-year performance without the volatility caused by foreign currency gains or losses, or the incomparability that would be caused by the impact of an acquisition or disposal.
Management uses Free Cash Flow to measure cash generation and liquidity. Free Cash Flow is a non-GAAP measure that represents net cash provided by operations less capital expenditures. Free Cash Flow Conversion is a measure of Free Cash Flow expressed as a percentage of Adjusted Net Income. We use this metric as a measure of the success of our business in converting Adjusted Net Income into cash.
These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Please see below for a reconciliation of historical non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Gates Industrial Corporation plc
Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA
(Unaudited)

	For the three months ended		For the year ended
(USD in millions)	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
Net income from continuing operations	$25.4	$82.4	$694.7	$271.7
Adjusted for:
Income tax expense (benefit)	1.9	1.4	(495.9)	31.8
Net interest and other expenses	40.7	36.0	148.0	193.3
Depreciation and amortization	54.8	55.2	222.2	218.5
Transaction-related expenses (1)	1.9	0.5	2.6	6.7
Impairment of intangibles and other assets	—	—	0.7	0.6
Restructuring expenses (2)	2.1	3.2	6.0	6.4
Share-based compensation expense	4.5	0.5	15.0	6.0
Sponsor fees (included in other operating expenses) (3)	1.6	2.1	6.5	8.0
Impact of fair value adjustment on inventory (included in cost of sales)	—	—	—	0.3
Inventory impairments and adjustments (included in cost of sales)	(0.1)	0.4	1.2	1.2
Duplicate expenses incurred on facility relocation	—	0.6	—	5.2
Severance-related expenses (included in cost of sales)	1.0	1.7	4.0	1.7
Other primarily severance-related expenses (included in SG&A)	0.4	3.8	3.4	4.4
Other items not directly related to current operations	0.9	(2.0)	2.6	—
Adjusted EBITDA	$135.1	$185.8	$611.0	$755.8

(1)
Transaction-related expenses relate primarily to advisory fees recognized in respect of our initial public offering, the acquisition of businesses and costs related to other corporate transactions such as debt refinancings.

(2)
Restructuring expenses represent costs qualifying for recognition as such under U.S. GAAP and include costs related to the closure of lines of business, facility closures and consolidations, fundamental organizational rationalizations and non-recurring employee severance related to such actions.

(3)	Sponsor fees relate to fees paid to our private equity sponsor for monitoring, advisory and consulting services.

Gates Industrial Corporation plc
Reconciliation of Net Income Attributable to Shareholders to Adjusted Net Income
(Unaudited)

	For the three months ended		For the year ended
(USD in millions, except share numbers and per share amounts)	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
Net income attributable to shareholders	$19.4	$75.6	$690.1	$245.3
Adjusted for:
(Gain) loss on disposal of discontinued operations	—	(0.1)	0.6	0.6
Amortization of intangible assets arising from the 2014 acquisition of Gates	29.4	29.5	118.2	120.3
Transaction-related expenses (1)	1.9	0.5	2.6	6.7
Impairment of intangibles and other assets	—	—	0.7	0.6
Restructuring expenses (2)	2.1	3.2	6.0	6.4
Share-based compensation expense	4.5	0.5	15.0	6.0
Sponsor fees (included in other operating expenses) (3)	1.6	2.1	6.5	8.0
Inventory impairments and adjustments (included in cost of sales)	(0.1)	0.4	1.2	1.5
Adjustments relating to post-retirement benefits	(0.6)	0.7	(3.2)	3.1
Premium on redemption of long-term debt	—	—	—	27.0
Financing-related FX losses (gains) (4)	0.2	(0.3)	(0.8)	(8.8)
One-time net tax benefit (5)	—	—	(513.0)	—
One-time non-controlling interest adjustment	—	—	(15.0)	—
Other adjustments	0.2	1.9	1.6	0.8
Estimated tax effect of the above adjustments	(2.1)	(9.1)	(31.2)	(38.3)
Adjusted Net Income	$56.5	$104.9	$279.3	$379.2

Diluted weighted-average number of shares outstanding	291,649,100	294,701,563	291,627,461	291,698,273
Adjusted Net Income per diluted share	$0.19	$0.36	$0.96	$1.30

(1)
Transaction-related expenses relate primarily to advisory fees recognized in respect of our initial public offering, the acquisition of businesses and costs related to other corporate transactions such as debt refinancings.

(2)
Restructuring expenses represent costs qualifying for recognition as such under U.S. GAAP and include costs related to the closure of lines of business, facility closures and consolidations, fundamental organizational rationalizations and non-recurring employee severance related to such actions.

(3)	Sponsor fees relate to fees paid to our private equity sponsor for monitoring, advisory and consulting services.
(4)
Financing-related FX losses (gains) relate primarily to net foreign currency remeasurement losses (gains) on the unhedged portion of Gates’ Euro-denominated debt, and, in the year ended December 29, 2018, a gain of $5.8 million on a currency derivative entered into as part of the redemption of our Euro Senior Notes.

(5)
During the first quarter of 2019, we recognized a one-time, non-cash tax benefit related to the release of valuation allowances on net operating loss carryforwards in Europe. This benefit was offset partially by certain indirectly related unrecognized tax benefits and a tax charge related to a statutory tax rate change in April 2019 in the country in which the net operating loss carryforwards noted above are held.

Gates Industrial Corporation plc
Reconciliation of Net Sales to Core Revenue Growth
(Unaudited)

	Three months ended December 28, 2019

(USD in millions)	Power Transmission	Fluid Power	Total
Net sales (1)	$470.3	$255.4	$725.7
Impact on net sales of movements in currency rates	3.9	2.3	6.2
Core revenue	$474.2	$257.7	$731.9

Net sales for the three months ended December 29, 2018	490.7	301.4	792.1
Decrease in net sales on a core basis (core revenue)	$(16.5)	$(43.7)	$(60.2)

Core revenue growth	(3.4%)	(14.5%)	(7.6%)

	Year ended December 28, 2019

(USD in millions)	Power Transmission	Fluid Power	Total
Net sales (1)	$1,945.7	$1,141.4	$3,087.1
Impact on net sales of movements in currency rates	56.5	20.5	77.0
Impact on net sales from recent acquisitions	—	(7.5)	(7.5)
Core revenue	$2,002.2	$1,154.4	$3,156.6

Net sales for the year ended December 29, 2018	2,098.8	1,248.8	3,347.6
Decrease in net sales on a core basis (core revenue)	$(96.6)	$(94.4)	$(191.0)

Core revenue growth	(4.6%)	(7.6%)	(5.7%)

(1)	Throughout this document the terms "net sales" and "revenue" are used interchangeably in reference to the GAAP measure "net sales."

Gates Industrial Corporation plc
Reconciliation of Free Cash Flow and Free Cash Flow Conversion
(Unaudited)

	For the three months ended		For the year ended
(USD in millions)	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
Cash provided by operations	$203.7	$171.2	$348.9	$313.5
Capital expenditures (1)	(24.6)	(27.8)	(83.1)	(182.7)
Free Cash Flow	$179.1	$143.4	$265.8	$130.8

(1)	Capital expenditures represent purchases of property, plant and equipment and purchases of intangible assets.

	For the three months ended		For the year ended
(USD in millions)	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
Free Cash Flow	$179.1	$143.4	$265.8	$130.8
Adjusted Net Income	56.5	104.9	279.3	379.2
Free Cash Flow Conversion	317.0%	136.7%	95.2%	34.5%

Source: Gates Industrial Corporation plc

Contact
Bill Waelke
(303) 744-4887
investorrelations@gates.com